UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2013

Date of Report (Date of earliest event
reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Contract.

On December 20, 2013, NPS Pharmaceuticals, Inc. (the “Company” or “NPS”) entered into an amendment and restatement (the “Amendment and Restatement”) to its Agreement for the Sale and Assignment of Rights (the “2007 Agreement”), dated as of July 16, 2007, between NPS Allelix Corp., Drug Royalty L.P. 3 (“DRLP3”), an investment fund managed by DRI Capital Inc. (“DRI”), and the Company.

Under the 2007 Agreement, the Company sold to DRLP3 its rights to receive future royalty payments arising from the sale of recombinant human parathyroid hormone 1-84 [rDNA origin] (“PTH”) under its license agreement (“Takeda License Agreement”) with Takeda Pharma A/S, formerly Nycomed Danmark ApS (“Takeda”). On March 18, 2013, pursuant to the previously disclosed Termination and Transition Agreement between NPS and Takeda, NPS’ license agreement with Takeda was terminated and NPS re-acquired exclusive rights worldwide to develop and commercialize PTH. Preotact is the brand name that Takeda had used to market PTH for the treatment of osteoporosis in certain of its licensed territories. NPS is developing PTH in the U.S. under the trade name Natpara for the treatment of hypoparathyroidism. NPS filed a BLA for Natpara with the FDA in October 2013.

Pursuant to the Amendment and Restatement, (i) DRLP3 has consented to the commercialization of PTH by the Company, (ii) the terms of the 2007 Agreement are tolled, and (iii) the parties’ rights and obligations regarding PTH and related technology are governed by the Amendment and Restatement.

The Company will be required to pay royalties in the mid single digits to DRLP3 based upon sales of PTH by the Company and its licensees (if any) worldwide, excluding Israel. The Company has agreed to undertake certain efforts to commercialize PTH. If the Company does not submit a Marketing Authorization Application to the European Medicines Agency for PTH in the European Union by an agreed upon date, DRLP3 will have the right to revoke the consent granted in the Amendment and Restatement, reinstate the 2007 Agreement, and either cause the Company to enter into a new license agreement with a third party with respect to PTH on terms that are substantially similar and no more extensive (when taken as a whole) than the terms contained in the terminated Takeda License Agreement, or negotiate such an agreement on NPS’ behalf.

The Company’s obligation to pay royalties to DRLP3 under the Amendment and Restatement shall expire on a country-by-country basis upon the later of (i) the last to expire patent controlled by the Company with claims covering PTH in such country or (ii) the expiration of any period of regulatory exclusivity applicable to PTH in such country. The Company’s obligation to pay royalties to DRLP3 under the Amendment and Restatement shall terminate in its entirety once cumulative royalty payments made to DRLP3 by Takeda and the Company total $125 million. As of September 30, 2013, $45.5 million in royalties had been paid to DRLP3.

DRLP3 continues to maintain a security interest in NPS patents that contain claims covering PTH and certain other NPS intellectual property related to PTH. In the event of a default by NPS under the Amendment and Restatement, DRLP3 would be entitled to enforce its security interest against NPS and such intellectual property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward Stratemeier
Edward Stratemeier
Senior Vice President, General Counsel and Secretary